UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2009

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-144337	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas	75001
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 2009 and the Quarterly Report on Form 10-Q for the period ended June 30, 2009, United Surgical Partners International, Inc. (the “Company”) adopted, effective January 1, 2009, the provisions of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51,” (“SFAS 160”). The overall impact of the adoption of this standard is discussed more thoroughly in the Company’s Quarterly Reports on Form 10-Q.
     Among the requirements of SFAS 160 is the reclassification, for all prior periods presented, of cash flows related to certain types of transactions involving the noncontrolling interests in the Company’s consolidated subsidiaries. The reclassifications are as follows:

	Before	After
	SFAS 160	SFAS 160
Distributions of earnings paid to noncontrolling interests	Operating	Financing
Acquisitions or sales of equity interests in consolidated subsidiaries, no change of control	Investing	Financing
     The Company has attached its cash flows for each quarter of 2008 reflecting the new classifications as Exhibit 99.1 to this Form 8-K. The attached information should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) and the Company’s other filings with the Securities and Exchange Commission filed subsequent to the Form 10-K, including its Quarterly Reports on Form 10-Q.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     99.1 Reclassified financial information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Executive Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: August 12, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Reclassified financial information.